As filed with the Securities and Exchange Commission on January 29, 2009

Registration No. 333-128146

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONCEPTUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	Conceptus, Inc.	94-3170244
(State or other jurisdiction	331 East Evelyn	(I.R.S. employer
of incorporation or organization)	Mountain View, CA 94041	identification number)
(650) 962-4000
(Address, including zip code, and
telephone number, including area code,
of registrant’s principal executive offices)

Mark M. Sieczkarek
President and CEO
Conceptus, Inc.
331 East Evelyn
Mountain View, CA  94041
(650) 962-4000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Michael W. Hall, Esq.

Ora T. Fisher, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California  94025

(650) 328-4600

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

Explanatory Note

Pursuant to the undertaking of the Registrant contained in its Registration Statement on Form S-3 (Registration No. 333-128146), which was originally filed on September 7, 2005 and declared effective on October 13, 2005 (the “Registration Statement”), the Registrant hereby files this Post-Effective Amendment to reduce the securities remaining registered under the Registration Statement to zero and thereby deregister all of the securities that remain unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on January 29, 2009.

CONCEPTUS, INC.,
a Delaware corporation

By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer and Chief Financial
Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on January 29, 2009.

Signature		Title

*		President and Chief Executive Officer and
Mark M. Sieczkarek		Director (Principal Executive Officer)

*		Executive Vice President, Treasurer and
Gregory E. Lichtwardt		Chief Financial Officer (Principal
Financial and Accounting Officer)

*		Director
Thomas F. Bonadio

Director
Paul LaViolette

*		Director
Robert V. Toni

*		Director
Kathryn A. Tunstall

*		Director
Peter L. Wilson

*By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Attorney-In-Fact

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